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                                                                 EXHIBIT 23.1(a)


We consent to the use of our reports dated June 18, 2001 (except for the second paragraph of Note 1, as to which the date is September 28, 2001), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Viragen (Europe) Ltd. for the registration of 23,465,520 shares of its common stock.


                                        /s/ Ernst & Young AB


Umea, Sweden
December 21, 2001